Exhibit 3.1
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MCAFEE, INC.
The undersigned, Mark D. Cochran, hereby certifies that:
     A. He is the duly elected and acting Secretary of McAfee, Inc., a Delaware corporation (the “Corporation”).
     B. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State on August 14, 1992 under the name “McAfee Associates, Inc.” and last amended June 30, 2004 by the filing with the Secretary of State of a Certificate of Ownership and Merger.
     C. The Corporation’s Certificate of Incorporation is amended and restated to read in full as follows:
     FIRST: The name of Corporation is McAfee, Inc.
     SECOND: The address of the registered office of the Corporation in the State of Delaware is 3500 South DuPont Highway, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.
     FOURTH: The Corporation is authorized to issue a total of three hundred and five million (305,000,000) shares of stock in two classes designated respectively “Preferred Stock” and “Common Stock.” The total number of shares of Preferred Stock the Corporation shall have authority to issue is five million (5,000,000), par value one cent ($.01) per share, and the total number of shares of Common Stock of the Corporation shall have authority to issue is three hundred million (300,000,000), par value one cent ($.01) per share.
     The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the state of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting stock of the corporation, without the approval of the holders of the Preferred Stock, or of any series thereof, unless the approval of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.
     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
     B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

     C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
     D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time of any such resolution is presented to the Board for adoption) or by the holders of shares entitled to cast not less than 10% of the votes at the meeting.
     SIXTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
     If the Delaware General Corporation law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     Any repeal or modification of the foregoing provisions of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
     SEVENTH: Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of directors shall initially be nine (9) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).
     The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1993 annual meeting of stockholders, the term of office of the second class to expire at the 1994 annual meeting of stockholders and the term of office of the third class to expire at the 1995 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.
     Notwithstanding the foregoing, however, subject to the rights of the holders of any series of Preferred Stock then outstanding, (i) at the 2010 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a two-year term expiring at the 2012 annual meeting of stockholders, (ii) at the 2011 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2012 annual meeting of stockholders, and (iii) at the 2012 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.
     All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.
     Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office, disqualification or other cause (other than removal from office by a vote of stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.
     Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or the stockholders at a special meeting of the stockholders properly called for that purpose, by the vote of the holders of a majority of the shares entitled to vote at such special meeting. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.
     EIGHTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
     NINTH: In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeat the provisions of ARTICLE FIRST, ARTICLE SECOND, ARTICLE THIRD and ARTICLE FOURTH of this Certificate of Incorporation. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of this Certificate of Incorporation not specified in the preceding sentence.
     D. The foregoing Third Amended and Restated Certificate of Incorporation has been approved by the Board of Directors of the Corporation.
     E. The foregoing Third Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and Section 245 of the Delaware General Corporation Law and the Corporation’s Restated Certificate of Incorporation by obtaining at least sixty-six and two-third percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote, voting together as a single class.
IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Mark D. Cochran, its Secretary, on April 27, 2009.

/s/ Mark D. Cochran
Mark D. Cochran Secretary, Executive Vice President and
General Counsel